Exhibit 10.10

LEASE EXPANSION AGREEMENT

The First Party:	Shanghai Institute of Metallurgy Research, Chinese Academy of Sciences (“SIM”)

The Second Party:	WARAE Instrument (Shanghai) Incorporated (“WARAE”)

WARAE is in need of additional floor space in order to expand its production capability; SIM recognizes WARAE’s need and has agreed to lease the first floor North Hall of Building 0319 to WARAE. The two parties have entered into the following agreement:

1.	The total additional floor space covered by this agreement is: 15m*9m = 135 m2.

2.	The agreed upon monthly rental is RMB 20/m2, totaling RMB 2,700/month, effective on and starting from May 1, 1999.

3.	Other lease related and relevant matters are governed by the Lease Agreement signed by the two parties on January 8, 1999.

There are two (2) original copies of the Lease Expansion Agreement. Each party (SIM and WARAE) holds one original copy of this agreement.

The First Party: /s/ LIU	The Second Party: /s/ JAMES CHENG

SHANGHAI INSTITUTE OF METALLURGY RESEARCH, CHINESE ACADEMY OF SCIENCES

Representative:

Name and Seal

April 29, 1999

PROPERTY LEASE EXPANSION AGREEMENT

Leaser:	Shanghai Institute of Metallurgy Research, Chinese Academy of Sciences (“SIM”)

Leasee:	WARAE Instrument (Shanghai) Incorporated (“WARAE”)

WARAE is in need of additional floor space in order to expand its production capability; SIM recognizes WARAE’s need and has agreed to lease the south portion of the first floor of Building 0319, specified as Section 1, to WARAE. The two parties have entered into the following agreement:

4.	This expansion covers 10 additional rooms, with a total area of 310 m2.

5.	The agreed upon monthly rental is RMB 25/ m2, totaling RMB 7,750/month.

6.
The effective period of this lease expansion is between March 15, 2001 and March 14, 2006. This agreement shall terminate if a major re-planning occurs to the high-tech park in which the property resides, and the property is physically impacted (e.g., demolition or partial modification to the property). SIM shall notify WARAE of such events and make the appropriate arrangements for WARAE in advance.

7.	After this agreement takes effect, the maximum electric current for WARAE’s use in the entire leased property shall increase to 250A.

There are two (2) copies of this lease expansion agreement. Each party (SIM and WARAE) holds one original copy of this agreement.

LEASE AGREEMENT

The First Party:	Shanghai Institute of Metallurgy Research, Chinese Academy of Sciences (“SIM”)

The Second Party:	WARAE Instrument (Shanghai) Incorporated (“WARAE”)

WARAE is in need of additional floor space in order to expand its production capability; SIM recognizes WARAE’s need and has agreed to lease a portion of the first floor of Building 0319, specified as Section 1, to WARAE. The two parties have entered into the following agreement:

1.
1.1.	The area of the mass spectrometer room is: 6m*8m = 48 m2.

1.2.	The area of the hallway is: 12.8m*2m = 25.6 m2.

1.3.	The area of the lobby is: 9.15m*6m = 54.9 m2.

1.4.	The area of the staircases and hall is: (8.7m*6m) – (6.5m*1.5m) = 42.45 m2.

2.	The total area of the leasing space covered by this agreement is: (1.1)+(1.2)+(1.3)+(1.4) = 170.95 m2. The agreed upon monthly rental is RMB 20/m2, totaling RMB 3,419/month.

3.	Effective on and starting from January 1, 1999, the total rental WARAE shall pay to SIM is RMB 21,263.20 – 500 (temporary lobby rental of RMB 500 deducted) + 3,419 = RMB 24,182.20.

4.
WARAE shall reimburse SIM for the utility charges based upon the actual usage of water, electricity, and gas on a monthly basis. The maximum electric current for WARAE’s use in the leased property is 165A. If the actual usage of electricity exceeds the maximum electric current, the lessor and lessee shall negotiate and come to a mutually agreed upon position.

5.
WARAE shall be responsible for the retrofitting of the leased property. If the retrofitting affects the usability of the property, WARAE shall be solely responsible for the repair. WARAE shall also be responsible for securing safety and security measures for the leased property, including fire prevention and protection, burglary prevention, and explosion prevention.

6.	SIM shall be responsible for property water leakage prevention and repair, sewage and plumbing, lavatory equipment and drainage, electricity supply, electricity system maintenance, and water supply.

7.	This agreement shall become effective on the day of signing by both parties, and shall be in effect for six (6) years.

There are four (4) original copies of this lease agreement. Each party (SIM and WARAE) holds two (2) original copies of this agreement.

The First Party:	The Second Party:

SHANGHAI INSTITUTE OF METALLURGY RESEARCH, CHINESE ACADEMY OF SCIENCES	WARAE SCIENCE INSTRUMENT (SHANGHAI) INCORPORATED

Representative: /s/ LIU	Representative: /s/ JAMES CHENG

Name and Seal	Name and Seal

January 8, 1999	January 8, 1999